UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or
15(d) of the Securities
Exchange Act of 1934

Date of Report: May 6, 2020

(Date of earliest event reported)

Firsthand Technology Value Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00830	27-3008946
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

150 Almaden Blvd.,		95113
Suite 1250 San Jose, CA		(Zip Code)
(Address of principal executive
offices)

(800) 976-8776

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SVVC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[  ] Emerging growth company

[  ] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01. Other Events

On May 6, 2020, Firsthand Technology Value Fund, Inc. issued a press release announcing that it has postponed its 2020 Annual Meeting of Stockholders (the “Annual Meeting”), which was scheduled to be held at 2:00 PM, Pacific Time, on Wednesday, May 13, 2020.

Santa Clara County, California, in conjunction with other local counties, recently extended its COVID-19-related shelter-in-place order, which restricts non-essential business operations, through May 31, 2020. The rescheduled Annual Meeting will be held on Thursday, July 2, at 2:00 p.m., Pacific Time, at the San Jose Marriott hotel, 301 S. Market Street, San Jose, CA 95113.

As part of the Fund’s precautions regarding COVID-19, the Fund reserves the right to convert the Annual Meeting from an in-person meeting to one that is held solely by means of remote communication.  If the Fund takes this step, the Fund will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by the Fund and available at www.firsthandtvf.com.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:

None

(b) Pro forma financial information:

None

(c) Shell company transactions:

None

(d) Exhibits

99.1       Press Release dated May 6, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2020	FIRSTHAND TECHNOLOGY VALUE FUND, INC.

	By:	/s/ Kevin Landis
Kevin Landis
President

Exhibit Index

Exhibit No.	Description
99.1	Press release dated May 6, 2020